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                                                                     EXHIBIT 5.1

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
                                   PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN
                                            A PROFESSIONAL CORPORATION
                                                 ATTORNEYS AT LAW                         CLAUDE I. PARKER (1871-1952)
                                        333 SOUTH HOPE STREET, 27TH FLOOR                 JOHN B. MILLIKEN (1893-1981)
JOSEPH G. MARTINEZ                      LOS ANGELES, CALIFORNIA 90071-1488                RALPH KOHLMEIER (1900-1976)
                                           TELEPHONE (213) 683-6500
                                                                                            FACSIMILE (213) 683-6669
                                                                                                     ________

                                                                                          WRITER'S DIRECT DIAL NUMBER:


                                                                                                  (213) 683-6583
                                                                                                  jmartinez@pmcos.com
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                                   May 8, 1998



         JMAR Industries, Inc.
         3956 Sorrento Valley Boulevard
         San Diego, California 92121

         Gentlemen:

                        We are acting as your counsel in connection with the registration by you under the Securities Act of 1933 (the "1933 Act") of (i) 1,032,319 shares of Common Stock of JMAR Industries, Inc. (the "Company") which are currently issued and outstanding, and (ii) 266,160 shares of Common Stock authorized for issuance upon the exercise of warrants ("Warrants"), all of which shares are to be sold by selling shareholders (the "Selling Shareholders' Shares"). We are familiar with the Form S-3 Registration Statement which you have filed with the Securities and Exchange Commission to register such securities under the 1933 Act.

                        In rendering this opinion, we have examined and relied upon, among other things, originals or copies, identified to our satisfaction as being true copies, of the following: Certificate of Incorporation of the Company, as amended to date; Bylaws of the Company, as amended to date; and corporate records and other instruments and documents as were deemed necessary or appropriate for purposes of this opinion. As to questions of fact material to this opinion, we have, when the relevant facts were not independently established by us, relied upon the documents we have examined or upon certificates of officers of the Company. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                        We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys duly admitted and qualified to practice

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         in the State of California and we express no opinion as to the laws of any other jurisdiction except United States federal law.

                        Based on the foregoing, and in reliance thereon, we are of the opinion that (i) all of the Selling Shareholders' Shares have been duly authorized, (ii) that the shares of Common Stock issuable upon exercise of the Warrants have been validly reserved for issuance upon exercise thereof, (iii) the shares of the Common Stock which are outstanding and part of the Selling Shareholders' Shares are validly issued, fully paid and nonassessable and (iv) upon receipt by the Company of full payment of the exercise price for the Warrants and delivery of certificates representing the shares issuable upon said exercise, the shares issuable upon said exercise will be validly issued, fully paid and nonassessable.

                        We consent to the use of this opinion as an Exhibit to the said S-3 Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which forms a part thereof.

                                                Very truly yours,


                                          /s/   PARKER, MILLIKEN, CLARK, O'HARA
                                                      & SAMUELIAN, P.C.

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